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                                                                    EXHIBIT 99.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") shall be effective as of November 26, 2007 (the "Effective Date") by and between CirTran Corporation, a Nevada corporation, (the "Company"), and David L. Harmon ("Executive"). The Company desires to employ the services of Executive on the terms and subject to the conditions of this Agreement, and Executive desires to accept such employment.

         In consideration of the terms and mutual covenants contained in this Agreement, the Company and Executive agree as follows.

         1. Employment. The Company hereby engages the services of Executive as the Chief Financial Officer of the Company to perform those duties delegated by the Board of Directors of the Company (the "Board") and the President of the company (the "President") and all other duties consistent with such description, and Executive hereby accepts such employment. During the term of this Agreement, Executive shall perform such additional or different duties and accept appointment to such additional or different positions of the Company as may be specified by the President or the Board, provided that such duties are consistent with his title. Executive shall perform his obligations to the Company pursuant to this Agreement under the direction of the Company, and Executive shall devote his full time and reasonable efforts to such performance.

         2. Term. This Agreement shall commence on the Effective Date, and will continue for three years thereafter, unless sooner terminated by either party as provided in Section 6 hereof. Thereafter, this Agreement shall be automatically renewed on a year-to-year basis after the expiration of the initial or any subsequent term of this Agreement unless terminated by either party as provided in Section 6 hereof.

         3.   Compensation.

              (a) For services rendered pursuant to this Agreement, Executive shall receive, commencing on the Effective Date, a base salary ("Base Salary") of $175,000.00 per year. The base salary shall be reviewed by the Board and the President annually and shall be increased by at least 5% each year, as determined by the Board and the President. The Board's determination of salary increase will be based primarily on Executive's ability to meet, and to cause the Company to meet, annually established goals.

              (b) Executive shall also receive a bonus of $25,000 per year, payable in equal installments every three months after the Effective Date.

              (c) Executive shall be granted options to purchase 3,000,000 shares of the Company's common stock each year and issued during the first week of each year, with terms and an exercise price of the fair market value of the Company's common stock on the date of grant, as determined in accordance with the Company's Stock Option Plan by the Board or the Committee established



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pursuant to the Company's Stock Option Plan. Executive may be granted additional options to purchase shares of the Company's common stock as determined from time to time by the Board or such Committee. All options shall be subject to such other terms and conditions as may be determined by the Board or the Committee when such options are granted.

         4. Employment Benefits. The Company shall provide Executive vacation time, standard U.S. holidays, sick leave and fringe benefits, including but not limited to, participation in any educational seminars, pension, medical reimbursement and employee benefit plans that may be maintained by the Company from time to time as are made generally available to other senior management employees of the Company in accordance with Company policies. In addition, Executive shall receive the following:

              (a) A cellular telephone and account that shall be held in the Company's name.

              (b) 100% of the premiums on group medical, dental and vision insurance for Executive, his spouse and, to the maximum extent insurable under the Company's group plan, his children up to the age of 22. Executive will be responsible for any co-pays, deductibles or uninsured medical expenses.

              (c) Life insurance of $100,000 and, to the extent made generally available to other senior management employees of the Company, disability insurance.

              (d) The Company shall maintain officer and director insurance as the Board determines.

              (e) The Company shall grant to Executive any and all standard and customary de minimis benefits granted to Company's salaried employees in general.

         The Company will not reduce Executive's benefits without the prior written consent of Executive.

         5. Expenses. The Company will reimburse Executive for expenses pre approved in writing which are incurred in connection with its business, including expenses for travel, lodging, meals, beverages, entertainment and other items on Executive's periodic presentation of an account of such expenses in accordance with policies established by the Company.

         6. Termination. Executive's employment will terminate upon the first to occur of the following:

              (a) Termination by the Company for "cause," as determined by the Board and the President. For the purposes of this Agreement, "cause" shall mean:

                    (i) willful misfeasance or gross negligence in the performance of his duties hereunder after 30 days notice and after a 60 day period to cure such defect;


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                    (ii)   willful engagement by Executive in dishonest or
illegal conduct that is demonstrably injurious to the Company; or

                    (iii)  conviction of a felony.

                    Executive shall receive no notice of employment termination for cause in the case of (ii) and (iii) above. Immediately upon termination under Section 6(a), Executive shall receive the compensation due under Section 3(a) of this Agreement through the date of termination, and the Company shall have no further obligations to Executive under this Agreement.

              (b) Termination by the Company in the event of Executive's disability. "Disability" will be deemed to exist if Executive has substantially failed to perform the essential functions of his duties hereunder for 180 consecutive days (notwithstanding reasonable accommodation by the Company) for reasons of mental or physical health, or if a physician selected in good faith by the Company examines Executive (and Executive hereby agrees to permit such examinations at the Company's expense) and advises the Company that Executive will not be able to perform the essential functions of his duties hereunder for the following 180 consecutive days. If the Company terminates Executive's employment for Disability, Executive shall receive the compensation due under
Section 3 of this Agreement and Executive's benefits due under Sections 4 and 5 of this Agreement through the date of termination and the Company will have no further obligation under this Agreement at that time.

              (c) Executive's death. In the event of Executive's death, all of Company's obligations under this Agreement shall terminate immediately. Executive's estate shall receive compensation due under Section 3 of this Agreement and Executive's benefits due under Sections 4 and 5 of this Agreement through the date of death plus any additional insurance benefit provided by the benefits plan.

         7. Agreement Not to Compete. In the event that this Agreement expires in accordance with its terms or is terminated for any reason, Executive covenants and agrees that, for a period of one year after his employment under this Agreement expires or is so terminated, he will not directly or indirectly (whether as employee, director, owner, 5% or greater shareholder, consultant, partner (limited or general) or otherwise) engage in or have any interest in, any business, that competes with the business of the Company in the United States. If the Executive is terminated without cause, Executive shall receive one year's salary.

         8. Agreement Not to Solicit Employees, Customers, or Others. Executive covenants and agrees that, for a period of two years after this Agreement is terminated, he will not, directly or indirectly, (i) solicit, induce or hire away, or assist any third party in soliciting, diverting or hiring away, any employee of the Company, whether or not the employee's employment is pursuant to a written agreement and whether or not such employment


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is for a specified term or is at will, or (ii) induce or attempt to induce any customer, supplier, dealer, lender, licensee, consultant or other business relation of the Company to cease doing business with the Company.

         9. Ownership, Non-Disclosure and Non-Use of Confidential or Proprietary Information.

              (a) Executive covenants and agrees that while he is employed by the Company and after the termination of his employment he will not, directly or indirectly:

                    (i) give to any person not authorized by the Company to receive it or use it, except for the sole benefit of the Company, any of the Company's proprietary data or information whether relating to products, ideas, designs, processes, research, marketing, customers, management know-how, or otherwise; or

                    (ii) give to any person not authorized by the Company to receive it any specifications, reports, or technical information or the like owned by the Company; or

                    (iii) give to any person not authorized by the Company to receive it any information that is not generally known outside the Company or that is designated by the Company as limited, private, or confidential.

              (b) Executive covenants and agrees that he will keep himself informed of the Company's policies and procedures for safeguarding the Company property including proprietary data and information and will strictly comply therewith at all times. Executive will not, except when authorized by the Company, remove any Company property from the Company's premises. Executive will return to the Company immediately upon termination of his employment all Company property in his possession or control.

         10. Notice of Termination. Any termination of Executive's employment under this Agreement, except for termination for "cause" under Paragraph 6(a)(ii) and (iii) of this Agreement, shall be communicated by a written Notice of Termination (the "Notice") to the other party hereto, which Notice shall specify the particular termination provision in this Agreement relied upon by the terminating party and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under such provision. Any such Notice to the Company shall be delivered to the Company's president or personnel director at its principal place of business. Any such Notice to Executive shall be delivered personally to Executive or delivered to his residence address listed in the Company's personnel records.

         11. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes any prior understandings, agreements or representations by or among the parties, whether written or oral, concerning the subject matter hereof in any way.



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         12.  Amendments; Waivers. This Agreement may not be amended except by a writing signed by both the Company and Executive. Any waiver by a party hereof of any right hereunder shall be effective only if evidenced by a signed writing, and only to the extent set forth in such writing.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs and assigns, except that Executive may not assign any of his obligations hereunder without the prior written consent of the Company.

         14. Remedies. Each of the parties to this Agreement will be entitled to specifically enforce its rights under this Agreement, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         16. Notices. Any notice to be given hereunder shall be in writing and shall be effective when personally delivered or sent to the other party by registered or certified mail, return receipt requested, or overnight courier, postage prepaid, or otherwise when received by the other party, at the address set forth at the end of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above to be effective as of the Effective Date.


                                 CIRTRAN CORPORATION


                                 By: /s/ Iehab J. Hawatmeh
                                    -------------------------------------------
                                         Name:     Iehab J. Hawatmeh
                                         Title:    President & CEO
                                         Address:  4125 South 6000 West
                                                   West Valley City, UT  84128


                                 EXECUTIVE:


                                 By: /s/ David L. Harmon
                                    -------------------------------------------
                                         Name:     David L. Harmon
                                         Address:  3820 Viking Road
                                                   Salt Lake City, UT  84109













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